EXHIBIT 23.1




Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation of our report, included in this Form 10-KSB, into the Company's previously filed Registration Statement File nos. 333-80591, 333-42477, 333-36098, 333-51811, 333-77659, and 333-33738.



                                                        /s/ ARTHUR ANDERSEN, LLP

Tampa, Florida,
May 1, 2001